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                                                                  EXHIBIT 10.15




                            RIVERWOOD HOLDING, INC.
                     SUPPLEMENTAL LONG-TERM INCENTIVE PLAN


                               Section 1. Purpose

         The purpose of this Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan is to foster and promote the long-term financial success of the Company and the Subsidiaries and to increase materially stockholder value by
(a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                            Section 2. Definitions

         2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

         (b) "Award Agreement" means the agreement evidencing the grant of any Incentive Award under the Plan, including an Option Agreement, Incentive Unit and Supplemental Payment Agreement and Subscription Agreement.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Cause" shall mean (i) the willful failure of the Participant to perform substantially his employment-related duties, (ii) the Participant's willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of Company or any Subsidiary, (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information

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     pertaining to the Company or any Subsidiary, not to compete or interfere with the Company or any Subsidiary or relating to the take-along rights described in Section 10.3 hereof; provided that, with respect to any Participant who is party to an employment or individual severance agreement with the Company any Subsidiary that provides for a definition of "cause", "Cause" shall have the meaning specified in such agreement.

          (e) "CD&R Fund" means the Clayton, Dubilier & Rice Fund
     V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          (f) "Change in Control" means the first to occur of the following events after the Effective Date:

               (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund, any Investor or any Affiliate of the CD&R Fund or of an Investor, of 50% or more of the combined voting power of the Company's or Riverwood's then outstanding voting securities;

               (ii) the merger or consolidation of the Company or Riverwood, as a result of which persons who were stockholders of the Company or Riverwood, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

               (iii) the liquidation or dissolution of the Company or Riverwood other than a liquidation of Riverwood into the Company or into any Subsidiary; and

               (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company or Riverwood to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, Riverwood, the CD&R Fund or any Investor.


          (g) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis and after taking into account any Incentive Awards granted under the Plan and any options or other awards that granted under any other stock incentive or other incentive plan of the Company or any of its Affiliates (as determined in good faith by the Board).

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          (h) "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers).

          (i) "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

          (j) "Company" means Riverwood Holding, Inc., a Delaware corporation formerly known as New River Holding, Inc., and any successor thereto.

          (k) "Credit Agreement" means the Credit Agreement, dated as of March 21, 1996, among Riverwood (as successor to RIC Holding, Inc.), the other borrowers party thereto, The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, and the lenders party thereto from time to time, as the same has previously been and may be amended from time to time.

          (l) "EBITDA," for any period, shall, unless otherwise provided in an Award Agreement, have the meaning assigned to such term in the Credit Agreement.

          (m) "EBITDA Shortfall" means the failure by the Company to maintain the minimum EBITDA specified for any period in Section 8.1 of the Credit Agreement as of the date hereof (as such EBITDA minima may be amended in connection with a material acquisition, disposition, divestiture or other similar transaction).

          (n) "Effective Date" means the date the Plan is approved by the Company's shareholders.

          (o) "Extraordinary Termination" means a termination of a Participant's employment with the Company and the Subsidiaries by reason of the Participant's death, Permanent Disability or Retirement.

          (p) "Fair Market Value" means, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Executive Committee of the Board. In making a determination of Fair Market Value, the Executive Committee shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the

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     general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and a valuation of the Common Stock performed by an independent valuation firm chosen by the Executive Committee. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.

          (q) "Incentive Award" means an award of Options, Incentive Stock Units and Supplemental Payments under the Plan.

          (r) "Incentive Stock Unit" means a right to receive a share of Common Stock (or under certain circumstances provided herein, shares of a New Employer or cash payments) at the time and subject to the terms and conditions set forth herein and in the Award Agreement.

          (s) "Incentive Unit and Supplemental Payment Agreement" means an agreement between the Company and the Participant setting forth the terms and conditions of any Incentive Units and Supplemental Payments granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit B.

          (t) "Investors" means each of the investors who purchased shares of Common Stock or shares of Class B Common Stock of the Company concurrently with the consummation of the merger contemplated by the Merger Agreement, and their "specified affiliates," within the meaning of the Stockholders Agreement of the Company, as amended from time to time.

          (u) "Key Employee" means any executive officer or other key management employee of the Company.

          (v) "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 25, 1995, among CDRO Acquisition Corporation, an indirect, wholly owned subsidiary of the Company, RIC Holding, Inc. a wholly owned subsidiary of the Company, and Riverwood International Corporation.

          (w) "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

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          (x) "Option" means the right granted to a Participant under the Plan to purchase a stated number of shares of Common Stock at a stated price, not less than Fair Market Value on the date of grant, for a specified period of time.

          (y) "Option Agreement" means an agreement between the Company and the Participant setting forth the terms and conditions of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

          (z) "Participant" means any Employee designated by the Board to participate in the Plan.

          (aa) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, in the judgment of the Board) for a period of six months or longer and within 30 days after Riverwood notifies the Participant in writing that it intends to replace him, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant, the Company or Riverwood to advise the Board; provided that, with respect to any Participant who is party to an employment or individual severance agreement with the Company or Riverwood, "Permanent Disability" shall have the meaning, if any, assigned in such agreement to such term or to a similar term such as "Disability" or "Disabled."

          (bb) "Plan" means this Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan, as the same may be amended from time to time.

          (cc) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

          (dd) "Registration and Participation Agreement" means the Registration and Participation Agreement, dated as of March 27, 1996, among the Company and certain stockholders of the Company, as the same may be amended from time to time.

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          (ee) "Retirement" means a Participant's retirement from active employment with the Company and the Subsidiaries at or after age 65.

          (ff) "Riverwood" means Riverwood International Corporation, a Delaware corporation formerly known as Riverwood International USA, Inc., and any successor thereto.

          (gg) "Subscription Agreement" means the Management Stock Subscription Agreement entered into by the Company and a Participant setting forth the terms and conditions of any purchase of Common Stock by such Participant under the Plan which agreement shall be substantially in the form attached hereto as Exhibit C, unless the Board determines otherwise.

          (hh) "Subsidiary" means any corporation or other person, a majority of whose outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.

          (ii) "Supplemental Payment" means a payment that may be made in the event of a Change in Control in fiscal years 1999, 2000 or 2001 (or such other period as the Board may determine at the time of or following the date of grant) intended to provide the Participant with a minimum value upon occurrence of such Change in Control, at the time and subject to the terms and conditions set forth herein and in the Award Agreement.

          2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                    Section 3. Eligibility and Participation

          Participants in the Plan shall be those Key Employees selected by the Board to participate in the Plan from time to time. The selection of a Key Employee as a Participant shall neither entitle such Key Employee to nor disqualify such Key Employee from participation in any other award or incentive plan.

                        Section 4. Powers of the Board

          4.1. Power to Grant and Establish Terms of Incentive Awards. The Board shall, subject to the terms of the Plan, determine the Participants to whom Incentive Awards

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shall be granted and the terms and conditions of such Incentive Awards, provided that nothing in the Plan shall limit the right of members of the Board who are Key Employees to receive Incentive Awards hereunder.

          4.2. Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          4.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by the Committee or any other duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.
                        Section 5. Stock Subject to Plan

          5.1. Number. Subject to the provisions of Section 5.3, the maximum number shares of Common Stock subject to Incentive Awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed, in the aggregate, 457,300 shares. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

          5.2. Canceled, Terminated or Forfeited Incentive Awards. Any shares of Common Stock subject to any portion of an Incentive Award which for any reason expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of such shares of Common Stock, shall again be available for award under the Plan, subject to the maximum limitation specified in
Section 5.1.

          5.3. Adjustment in Capitalization. The number and class of Incentive Awards (and the number of shares of Common Stock available for issuance upon exercise or settlement of such Incentive Awards) granted under the Plan, and the number, class and exercise price of any outstanding Options, may be adjusted by the Board, in its sole

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discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.


                          Section 6. Terms of Options

          6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms and conditions consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and shall be bound by the obligations set forth in the Registration and Participation Agreement, dated as of March 27, 1996 and as the same may be amended from time to time, among the Company and certain stockholders of the Company, to the extent set forth therein.

          6.2. Option Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the Fair Market Value on the date the option is granted.

          6.3. Exercise of Options.

          (a) In General. Unless otherwise provided by the Board in the Option Agreement evidencing such Incentive Award, and except as otherwise provided herein, no portion of any Options shall become vested with respect to any Fiscal Year in the performance period specified in the Option Agreement evidencing such Options unless and until the Company shall have achieved the EBITDA target specified in such Option Agreement for such Fiscal Year, provided that the Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date such target is achieved; provided, further, that if, within the performance period specified in such Option Agreement (i) the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and its Affiliates to one or more persons other than any person who is an Affiliate of the CD&R Fund and (ii) thereafter, the Participant's employment with the Company and the Subsidiaries is terminated by the Company other than for Cause or, to the extent provided in the Award Agreement evidencing such Options, by the Participant for "good reason" (as defined in such Option Agreement) (a "Disposition Transaction and Termination"),

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     a proportionate share of any Options that have not vested and become exercisable on or prior to the date of such Disposition Transaction and Termination shall vest and become exercisable as of such date, such proportionate share to equal the portion that would have vested and become exercisable in accordance with the terms of such Option Agreement during the remainder of the performance period assuming the Company's EBITDA results were the EBITDA achieved by the Company as of the last day of the calendar quarter ending coincident with or immediately prior to the date of the Disposition Transaction and Termination annualized through for the remainder of the Fiscal Year(s) in the performance period. Notwithstanding the foregoing provisions of this paragraph (a), subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Options shall become vested in full, nine years and six months following the date of grant.

          (b) Conditions. Notwithstanding any other provision herein, the Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Participant will exercise any exercisable Option, the Company and such Participant shall enter into a Subscription Agreement with respect to the Common Stock to be purchased upon exercise of such Option. Notwithstanding any other provision of the Plan, no Option shall be exercisable for more than 10 years after the date on which it is granted.

          6.4. Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of Common Stock that have been owned by the Participant for at least six months, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, subject to shareholder approval of the Plan. Subject to Section 6.3, as soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.

           Section 7. Incentive Stock Units and Supplemental Payments

          7.1. Grant of Incentive Stock Units. Incentive Stock Units may be granted to Participants at such time or times as shall be determined by the Board. Each Incentive

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Stock Unit granted to a Participant shall be evidenced by an Incentive Stock and Supplemental Payment Agreement that shall specify the terms and conditions of such Incentive Stock Units consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, such Incentive Unit and Supplemental Payment Agreement shall also state that in respect of any shares of Common Stock delivered to the Participant shall be entitled to certain of the benefits (relating to the right to participate in certain sales and purchases of Common Stock by the Investors) set forth in the Registration and Participation Agreement and shall be bound by the obligations set forth in such Registration and Participation Agreement, in each case, to the extent set forth in the Incentive Stock and Supplemental Payment Agreement.

          7.2. Payment of Incentive Stock Units.

          (a) In General. Unless otherwise provided by the Board in the Incentive Unit and Supplemental Payment Agreement evidencing such Incentive Award, and except as otherwise provided herein, no portion of any Incentive Stock Units shall become payable unless and until a Change in Control shall have occurred and the Change in Control Price equals or exceeds the targets specified in the Incentive Unit and Supplemental Payment Agreement evidencing such Incentive Award, provided that (i) the Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date such Change in Control occurs or (ii) if a Disposition and Termination Transaction occurs within six months of such Change in Control, that Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date of such Disposition and Termination Transaction. Notwithstanding the foregoing provisions of this paragraph (a), subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Incentive Stock Units shall become payable in full, nine years and six months following the date of grant.

          (b) Payments. In the event that Incentive Stock Units become payable as a result of the last sentence of Section 7.2(b), the Company shall deliver to the Participant the number of shares of Common Stock underlying the Incentive Stock Units that have become so payable and, on or before the date such shares are delivered to the Participant, the Company and such Participant shall enter into a Subscription Agreement with respect to the Common Stock to be so acquired. Notwithstanding the foregoing, in the event of a Change of Control, any Incentive Stock Units that become payable as a result shall be canceled in exchange for a payment in an amount equal to the product of (i) the Change in Control Price multiplied by (ii) the number of shares of Common Stock covered by the Incentive Stock Units that have become so payable, and the remainder of such Incentive Stock

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     Units shall be canceled. Notwithstanding the preceding sentence, if so determined by the Board (as constituted immediately prior to the Change in Control), such payment may be made in shares of the stock of the New Employer having an aggregate fair market value (as determined by the Board in good faith) equal to such amount, provided that such shares of common stock of the New Employer are publicly traded. Such payment shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control.

          (c) Power to Accelerate. Notwithstanding any other provision herein, the Board may accelerate the payment of any Incentive Stock Units at any time and from time to time, on such terms and conditions as the Board may determine.

          7.3. Supplemental Payments.

          (a) Grant of Supplemental Payments. Supplemental Payments may be granted to Participants at such time or times as shall be determined by the Board, and shall be set forth in the Incentive Unit and Supplemental Payment Agreement with respect to such Incentive Award that shall specify the terms and conditions of such Supplemental Payments consistent with the Plan as the Board shall determine.

          (b) Payment of Supplemental Payments. Unless otherwise provided by the Board in the Incentive Unit and Supplemental Payment Agreement evidencing such Incentive Award, and except as otherwise provided herein, a Supplemental Payment shall be made to the Participant if and only if (i) there is a Change in Control of the Company in any of fiscal years 1999, 2000 or 2001 (or such other period as the Board may determine at the time of or following the date of grant), (ii) no EBITDA Shortfall shall have occurred and (iii) (x) the Participant shall have remained continuously employed with the Company and its Subsidiaries from the date of grant to the date of such Change in Control or (y) if a Disposition and Termination Transaction occurs within six months of such Change in Control, the Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date of such Disposition and Termination Transaction. The amount of the Supplemental Payment, if any, payable to a Participant shall be determined in accordance with the Incentive Unit and Supplemental Payment Agreement evidencing such Incentive Award. A Supplemental Payment shall be payable in cash or, if so determined by the Board (as constituted immediately prior to the Change in Control), such payment may be made in shares of the stock of the New Employer having an aggregate fair market value (as determined by the Board in good faith) equal to such amount, provided that such shares of common stock of the New Employer are publicly traded. Such payment shall be payable in full, as

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     soon as reasonably practicable, but in no event later than 30 days, following the Change in Control.


                      Section 8. Termination of Employment

          8.1. Extraordinary Termination. Unless otherwise provided in the Option Agreement or otherwise determined by the Board, in the event that a Participant's employment with the Company and the Subsidiaries terminates by reason of an Extraordinary Termination, all vested Options shall remain exercisable solely until the first to occur of (x) the one year anniversary of the date of the Participant's termination of employment or (y) the expiration of the term of any such Option. Any Options or other Incentive Awards that are not vested as of the date of an Extraordinary Termination shall terminate and be canceled immediately upon such Extraordinary Termination and all other Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

          8.2. Termination for Cause. Unless otherwise provided in the Award Agreement or otherwise determined by the Board, in the event a Participant's employment with the Company and the Subsidiaries is terminated by the Company or a Subsidiary for Cause, any Incentive Awards held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination of employment and any Common Stock purchased by or granted to the Participant may be repurchased for a purchase price calculated in accordance with the terms of the Subscription Agreement.

          8.3. Other Termination of Employment. Unless otherwise determined by the Board at the time of grant, the Board shall provide in the Option Agreement evidencing options granted hereunder that, in the event that a Participant's employment with the Company and the Subsidiaries terminates for any reason other than (i) an Extraordinary Termination or (ii) for Cause, any Options then held by such Participant that have become vested on or prior to the date of such termination shall, subject to Section 8.4, remain exercisable until the first to occur of (x) the 60th day after the expiration of the period, if any, specified in such Participant's Option Agreement during which the Company or the CD&R Fund has a right to purchase such Options from the Participant or (y) the expiration of the term of such Option. Any Options held by the Participant that are not vested Options as of the date of the Participant's termination of employment shall terminate and be canceled immediately upon such termination, and any vested Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.


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          8.4. Certain Rights upon Termination of Employment Prior to Public
Offering. Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Award Agreement evidencing Incentive Awards granted hereunder that, upon a termination of a Participant's employment with the Company and the Subsidiaries prior to a Public Offering for any reason, the Company and the CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant, and, upon an Extraordinary Termination, the Participant shall have the right to require the Company to repurchase shares of Common Stock then owned by him (provided the Participant has held such shares of Common Stock for at least six months), for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option, and upon such additional terms and conditions as are set forth in such Award Agreement.


                          Section 9. Change in Control

          9.1. Accelerated Vesting and Payment of Options.

          (a) In General. Unless the Board otherwise determines in the manner set forth in Section 9.2, in the event of a Change of Control prior to the date as of which Options have become vested in accordance with Section 6.3, a proportionate share (determined in accordance with the immediately succeeding sentence) of each outstanding Option shall be canceled in exchange for a payment in an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price, multiplied by (ii) the number of shares of Common Stock covered by the vested portion of the Option, and the remainder of such Option shall be canceled. Such proportionate share shall be the portion of such Options as shall have vested in accordance with the Section 6.3 plus an additional portion, if any, that the Board determines in its sole discretion would have vested with respect to the fiscal year in which such Change in Control occurs based on the EBITDA results for the portion of the fiscal year ending on the date in which such Change in Control occurs.

          (b) Timing of Option Cancellation Payments. The payment described in paragraph (a) above shall be payable in full, as soon as reasonably practicable, but in no event later than, 30 days following the Change in Control, unless provided otherwise by the Board in the Award Agreement evidencing such Options.

          9.2. Alternative Options. Notwithstanding Section 9.1, no cash settlement or other payment shall be made with respect to any Option in the event that the transaction constituting the Change in Control is to be accounted for using the "pooling of interest" method of accounting. In such event, each Option then held by a Participant shall become fully vested immediately prior to the consummation of such transaction and each such Participant shall have the right, subject to compliance with all applicable securities laws, to (i) exercise his Options in connection with the Change in Control or (ii) provided such opportunity is made available by the New Employer, exchange such Options for fully exercisable options to purchase common stock of the New Employer having substantially equivalent economic value to the Options being exchanged therefor (determined at the time of the Change in Control).

          9.3 Certain Take-Along Rights Prior to a Public Offering. Unless otherwise determined by the Board at time of grant, the Board shall provide in each Incentive Agreement evidencing Incentive Awards granted hereunder that, upon certain transactions constituting a Change in Control, the Participant will be required to sell shares of Common Stock then owned by him, for a cash payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such Incentive Agreement.


                    Section 10. Amendment, Modification, and
                            Termination of the Plan

          The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Incentive Award theretofore granted under the Plan, without the consent of the Participant holding such Incentive Award. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.


                      Section 11. Miscellaneous Provisions

          11.1. Nontransferability of Awards. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Restrictions, if any, on the transfer of Common Stock purchased pursuant to
Section 7.1 of the Plan or upon exercise of any Options shall be set forth in the applicable Award Agreement evidencing such Incentive Award, including without limitations, restrictions described in Section 8.4 herein.

          11.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

          11.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

          11.4. Tax Withholding. The Company and the Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Incentive Award and the Company may (or may cause a Subsidiary to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Board may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

          11.5. Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company and Riverwood to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney's fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's or Riverwood's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

          11.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

          11.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of the Plan or any Award Agreement, no Incentive Awards shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Incentive Award granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          11.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

          11.9. No Impact On Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

          11.10. Freedom of Action. Subject to Section 10, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

          11.11. Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 10.

          11.12. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and the Subsidiaries, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by the Company or any Subsidiary in connection with this Plan shall continue to be held as part of the general funds of the Company or such Subsidiary, and no individual or entity other than the Company or such Subsidiary shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Subsidiary pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Subsidiary.

          11.13. Notices. Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

          11.14. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

          11.15. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

          11.16. No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Incentive Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

          11.17. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.